UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On September 16, 2016, Mattress Firm Holding Corp., a Delaware corporation (the “Company”), completed its previously-announced merger (the “Merger”) with Stripes Acquisition Corp., a Delaware corporation (“Merger Sub”) and an indirect, wholly-owned subsidiary of Steinhoff International Holdings N.V., a company incorporated under the laws of the Netherlands (“Steinhoff”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of August 6, 2016, by and among the Company, Steinhoff, Stripes US Holding, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Steinhoff (“HoldCo”), and Merger Sub (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, on September 14, 2016, Steinhoff and Merger Sub consummated the previously announced $64.00 per share cash tender offer for all of the outstanding shares (“Shares”) of common stock, $0.01 par value per share (“Common Stock”), of the Company. A total of 25,104,824 Shares, representing approximately 67.36% of the outstanding Common Stock of the Company, were validly tendered into and not properly withdrawn from the offer. In addition, notices of guaranteed delivery were delivered with respect to approximately 1,350,792 Shares, representing approximately 3.62% of the outstanding Common Stock of the Company. All validly tendered Shares have been accepted for payment, which will be made in accordance with the terms of the tender offer.

The Merger became effective on September 16, 2016 (the “Effective Time”), pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on such date and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger upon the acquisition by Merger Sub of one share more than 50% of the number of shares of Common Stock of the Company that are then issued and outstanding. At the Effective Time, Merger Sub merged with and into the Company and the Company continued as the surviving corporation (the “Surviving Corporation”) and as a direct, wholly-owned subsidiary of HoldCo. In connection with the consummation of the Merger, each of the Shares issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by Parent, Purchaser, the Company or any of their respective direct or indirect wholly-owned subsidiaries and (iii) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) was cancelled and converted into the right to receive merger consideration in an amount equal to $64.00 per Share in cash and without interest. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2016.

Item 1.02                                           Termination of a Material Definitive Agreement.

In connection with the Merger, on September 16, 2016, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the ABL Credit Agreement among the Borrower, Mattress Holdco, Inc., a Delaware corporation (“Holdings”), the lenders and issuers party thereto and Barclays Bank PLC, as administrative agent and collateral agent (in such capacity, the “ABL Agent”), as amended (the “ABL Credit Agreement”), and terminated all applicable commitments under the ABL Credit Agreement. No penalties were paid in connection with such repayments.

In connection with the Merger, on September 16, 2016, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Term Loan Credit Agreement (the “Term Loan Credit Agreement”), among the Borrower, Holdings, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as amended (the “Term Loan Credit Agreement”), and terminated all applicable commitments under the Term Loan Credit Agreement. No penalties were paid in connection with such repayments.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

In connection with the completion of the Merger on September 16, 2016, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger, and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”)  a notification of removal from listing on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend trading of the Shares on NASDAQ prior to the opening of trading on September 19, 2016.  The Company also intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01                                           Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, HoldCo acquired 100% of the outstanding voting securities of the Company. The aggregate purchase price paid for all such securities of the Company was approximately $2.4 billion. The consideration paid to the Company’s stockholders was funded through proceeds received in connection with a new credit agreement between HoldCo and certain of Steinhoff’s affiliates as borrowers and  Bank of America Merrill Lynch International Limited, Bank of America, N.A. and J.P. Morgan Limited as arrangers and the lenders from time to time party thereto.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, all members of the Company’s Board of Directors (William E. Watts, John W. Childs, Adam L. Suttin, Joseph M. Fortunato, Robert E. Creager, Christopher J. Hadley, Dale R. Carlsen, R. Stephen Stagner and Anil Seetharam) resigned from the Company’s Board of Directors as of the Effective Time. Immediately after the Effective Time, Markus Johannes Jooste, Andries Benjamin La Grange, Kenneth E. Murphy III and R. Stephen Stagner were appointed directors of the Company.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, the Certificate of Incorporation of the Company, as the Surviving Corporation in the Merger, was amended and restated to be the same form as the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation is “Mattress Firm Holding Corp.” The Amended and Restated Certificate of Incorporation of the Surviving Corporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company, as the Surviving Corporation in the Merger, were amended and restated to be the same form as the bylaws of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation is “Mattress Firm Holding Corp.” The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01                                           Other Events.

On September 16, 2016, the Company issued a press release relating to the consummation of the Merger.  The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)              Exhibits

2.1

Agreement and Plan of Merger dated August 6, 2016, among Mattress Firm Holding Corp., Steinhoff International Holdings N.V., Stripes US Holding, Inc. and Stripes Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on August 8, 2016).

3.1	Amended and Restated Certificate of Incorporation of Mattress Firm Holding Corp.

3.2	Amended and Restated Bylaws of Mattress Firm Holding Corp.

99.1	Press Release dated September 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: September 16, 2016	By:	/s/ Kenneth E. Murphy III
Kenneth E. Murphy III
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated August 6, 2016, among Mattress Firm Holding Corp., Steinhoff International Holdings N.V., Stripes US Holding, Inc. and Stripes Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on August 8, 2016).

3.1	Amended and Restated Certificate of Incorporation of Mattress Firm Holding Corp.

3.2	Amended and Restated Bylaws of Mattress Firm Holding Corp.

99.1	Press Release dated September 16, 2016.